Exhibit 99.1

FOR IMMEDIATE RELEASE

Cleveland BioLabs Announces Board Resignations

Buffalo, NY - July 12, 2016 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today announced that Board Chair Richard McGowan and Audit Committee Chair James Antal resigned from the company’s Board of Directors, effective last Friday, July 8. Their resignations were predicated on the Board’s decision not to renew its policy of directors’ and officers’ liability insurance as a cost-saving measure. CBLI will seek to fill these Board vacancies as soon as possible.

The Board of Directors would like to thank Richard McGowan and James Antal for their service to the company over the years.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, oncology immunotherapy, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed for a biodefense indication and as an immunotherapy for oncology and other indications. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC and a joint venture with Rusnano, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs, Inc. that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, the risks inherent in the early stages of drug development and in conducting clinical trials; the company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the company’s ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company’s ability to comply with its obligations under license agreements; the company’s inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company’s product candidates, if approved; the company’s plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company’s product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company’s product candidates; the company’s history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries;     the performance of the company’s third-party suppliers and manufacturers; and the success of competing therapies that are or may become available. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the company’s periodic filings with the Securities and Exchange Commission.
Contacts:
Cleveland BioLabs, Inc.
C. Neil Lyons Executive Vice President & Chief Financial Officer
T: 716-849-6810 x329
E: nlyons@cbiolabs.com